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                                                                    Exhibit 10.3

                          TEXAS UNITED BANCSHARES, INC.
                         STOCK APPRECIATION RIGHTS PLAN


                            SCOPE AND PURPOSE OF PLAN

         Texas United Bancshares, Inc., a Texas corporation (the "Corporation"), has adopted this Texas United Bancshares, Inc., Stock Appreciation Rights Plan (the "Plan") to provide for the granting of Stock Appreciation Rights (hereafter defined) to certain Key Employees and other persons.

         The purpose of the Plan is to provide an incentive for Key Employees, directors and advisors of the Corporation or its Subsidiaries (hereafter defined) to remain in the service of the Corporation or its Subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Subsidiaries.

                                   SECTION 1.
                                   DEFINITIONS

1.1 "Acquiring Person" means any Person other the Corporation, any of the Corporation's Subsidiaries, any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

1.2 "Award" means the grant of any form of Stock Appreciation Right under the Plan to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

1.3 "Award Agreement" means the written document or agreement evidencing the terms, conditions, and limitations of the Award granted by the Corporation to that Holder.

1.4      "Board of Directors" means the board of directors of the Corporation.

1.5 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1.6     "Change in Control" means the event that is deemed to have occurred if:
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         (a)      any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent or more of the combined voting power of the then outstanding Voting Securities of the Corporation; or

         (b) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or partnership (or, if no such approval is required, the completion of such a merger or consolidation of the Corporation), other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately before the completion thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

         (c) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets (or, if no such approval is required, the completion of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all the Corporation's assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

1.7 "Committee" means the committee, if any, appointed pursuant to Section 2 by the Board of Directors to administer this Plan.

1.8      "Corporation" means Texas United Bancshares, Inc., a Texas corporation.

         "Date of Grant" has the meaning given it in Paragraph 3.3,

         "Disability" has the meaning given it in Paragraph 6.5.

         "Eligible Individuals" means (a) Key Employees, (b) Non-employee Directors and (c) any other Person that the Committee designates as eligible for an Award because the Person performs bona fide consulting or advisory services for the Corporation or any of its Subsidiaries and the Committee determines that the Person has a direct and significant effect on the financial development of the Corporation or any of its Subsidiaries.

         "Employee" means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.



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1.13     "Fair Market Value" means, for a particular day:

         (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the average of the high and low reported sales prices, regular way, on the composite tape of that exchange on the date in question or, if such day is not a Business Day or no such sales are reported that day, on the last Business Day for which such sales are reported before the date in question, in any case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

         (b) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph 1.13(a) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System (or such other system then in use) at the date of determining the Fair Market Value, then the average of the high and low reported sales prices on the date in question or, if such day is not a Business Day or no such sales are reported that day, on the last Business Day for which such sales are reported before the date in question; or

         (c) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph 1.13(a) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph 1.13(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the date in question or, if such day is not a Business Day or no such prices are reported that day, on the last Business Day for which such prices are reported before the date in question; or

         (d) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph 1.13(a) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph 1.13(b) or subparagraph 1.14(c) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

         (e) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph 1.13(a) or sales prices or bid and asked prices therefor are reported by the NASDAQ National Market System or by NASDAQ (or

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                  the National Quotation Bureau Incorporated) as provided in subparagraph 1.13(b) or subparagraph 1.13(c) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs 1.13(a), (b), or (c). Value for purposes of the redemption based upon the value of such shares of stock, other securities, cash or property. Any such determination by the committee shall be conclusive for all purposes.

         "Holder" means an Eligible Individual to whom an Award has been granted.

         "Key Employee" means any Employee whom the Committee identifies as having a direct and significant effect on the performance of the Corporation or any of its Subsidiaries.

         "Normal Retirement" means the separation of the Holder from employment with the Corporation and its Subsidiaries on account of retirement at any time on or after the date on which the Holder reaches age sixty-five if the Holder is employed in the United States of America or such other age as provided for by the Committee as the normal retirement age in the country where the Holder is employed.

         "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

1.18    "Plan" means this Plan, as it may be amended from time to time.

1.19    "Restructure" means the occurrence of anyone or more of the following:

         (a) the merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

         (b) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or

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         (c)      The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

          "SAR Exercise Price" has the meaning given it in Paragraph 1.22.

          "Stock" means the Corporation's authorized common stock, par value $1.00 per share, as described in the Corporation's Certificate of Incorporation, or any other securities that are hereafter substituted for the Stock.

          "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over a price specified in the related Award Agreement (the "SAR Exercise Price") that is not less than fifty percent of the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

          "Subsidiary" means, with respect to any Person, any corporation, limited partnership or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

          "Total Shares" has the meaning given it in Paragraph 5.1.

..25       "Voting Securities" means any securities that are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

                                   SECTION 2.
                            ADMINISTRATION OF THE PLAN

2.1 Board or Committee. The Board of Directors may administer the Plan with respect to all Eligible Individuals or may delegate all or part of that duty to the Committee or to any other person or persons. If the Board of Directors does not appoint the Committee unless the context otherwise requires, references herein to the Committee shall be deemed to refer to the Board of Directors.

          Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by at least three day's written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

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2.3       Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until the director ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation, the by-laws of the Corporation, as the Committee may deem advisable.

2.4 Committee's Powers. Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; and to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; to make determinations of the Fair Market Value of the Stock pursuant to the Plan; to amend any Award Agreement or waive any provision, condition or limitation thereof; and to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

                                   SECTION 3.
                          ELIGIBILITY AND PARTICIPATION

3 Eligible Individuals. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof.

3.2 Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Subsidiaries and such other considerations as the Committee may from time to time specify.

3.3 Date of Grant. The date on which the Award covered by an Award Agreement is granted (the "Date of Grant") shall be the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date the

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          Committee adopts the resolution approving the offer of an Award to an individual. The Committee may invalidate an Award at any time before the Award Agreement is signed by the Holder (if signature is required) or is delivered to the Holder (if signature is not required), and such Award shall be treated as never having been granted.

 3.4 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement that is executed by the Corporation and the Eligible Individual to whom the Award is granted and incorporating those terms that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently

                                   SECTION 4.
                            STOCK APPRECIATION RIGHTS

          All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Plan.

         Stock Appreciation Right. A Stock Appreciation Right granted hereunder shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the Stock Appreciation Right, which Award Agreement shall comply with the following provisions:

         (a) Number of Shares. Each Award Agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

         (b) Vesting. Each Award Agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

         (c) Expiration of Rights. Each Award Agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

         (d) Value of Right. A Stock Appreciation Right shall entitle the Holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the SAR Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by (ii) the number of rights as to which the Stock Appreciation Right has been exercised.

         Limitations on Rights. Notwithstanding subparagraph 4.2(b) and subparagraph 4.3(d), the Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any

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         such limitation must be determined as of the Date of Grant and be noted
         on the instrument evidencing the Holder's Stock Appreciation Right.

         Payment of Rights. Payment of the amount determined under subparagraph 4.3(d) may be made solely in whole shares of Stock valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or, in the sole discretion of the Committee, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

         Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of a Stock Appreciation Right, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising a Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, in its sole discretion, deny any Holder's request to satisfy withholding obligations through Stock instead of cash or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

4.5 Other Agreement Provisions. The Award Agreements authorized relating to Stock Appreciation Rights shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Stock Appreciation Right and the retention or transfer of shares thereby acquired) as the Committee may deem advisable.

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                                    SECTION 5.
                          CHANGE-IN-CONTROL PROVISIONS

          The Committee may authorize an Award that contains any or all of the terms and provisions of this Section 5 or similar terms and provisions; nevertheless, no term or provision of this Section 5 (or any similar term or provision) shall apply to an Award unless the related Award Agreement expressly states that such term or provision applies.

5.1 Changes in Control. Upon the occurrence of a Change in Control all outstanding Stock Appreciation Rights shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Award that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares." Nothing in this Paragraph 5.1 shall impose on a Holder the obligation to exercise any Award immediately before or upon the Change of Control, nor shall the Holder forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control or because the Holder's employment is terminated for any reason following a Change in Control.

5.2 Notice of Change in Control. The Corporation shall attempt to keep all Holders of Awards subject to Paragraph 5.1 informed with respect to any Change in Control or of any potential Change in Control to the same extent that the Corporation's stockholders are informed by the Corporation of any such event or potential event.

                                   SECTION 6.
                              ADDITIONAL PROVISIONS

          The terms and provisions of this 6 shall apply to each Award (unless, by its terms, such term or provision is inapplicable or is altered); provided, however, that the Committee may authorize an Award Agreement that expressly contains terms and provisions that differ from the terms and provisions set forth in this Section 6.

6.1 Adjustment of Awards and Authorized Stock. The terms of an Award shall be subject to adjustment as appropriate, as determined in the discretion of the Committee from time to time (i) if at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or (ii) if at any time or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock.

6.2 Termination of Employment. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated for any reason other than

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         Normal Retirement or that Holder's death or Disability (hereafter defined), then the following provisions shall apply to all Awards held by that Holder that were granted because that Holder was an Employee:

         (a) If the termination is by the Holder's employer, then any and all Awards held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) and the portion of any Award that is exercisable but has not been exercised as of the time of the termination shall become null and void as of the time of the termination.

         (b) If such termination is by the Holder, the Award shall terminate on the earlier of:

                  (i)      the termination of the term of the Award or

                  (ii) three months after the date of termination of the Holder's employment.

         Other Loss of Eligibility. If a Holder is an Eligible Individual because the Holder is serving in a capacity other than as an Employee and if that capacity is terminated for any reason other than the Holder's death, then Stock Appreciation Rights by that Holder that have not become exercisable at the time of termination shall be null and void and that portion, if any, of any and all Awards held by the Holder that were granted because of that capacity which are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all of the Awards held by the Holder that are exercisable as of the date of the termination shall survive the termination for one month.

         Death. Upon the death of a Holder, then any and all Stock Appreciation Rights held by that Holder that are not yet exercisable shall become null and void as of the time of death; provided, however, that the portion, if any, of Stock Appreciation Rights held by the Holder that are exercisable as of the date of death shall be exercisable by that Holder's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) 12 months following the date of the Holder's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.

         Disability. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Disability, then any and Stock Appreciation Rights held by that Holder that are not yet exercisable shall become null and void as of the time of termination for Disability. With respect to any portion of a Stock Appreciation Right that survives the termination because of Disability, that portion of the Award shall be exercisable by the Holder, the Holder's guardian or legal representative and shall terminate on the earlier of:

         (a)      the termination of the term of the Award or

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         (b)      12 months after the date of termination of the Holder's
                  employment.

         "Disability" shall have the meaning given it in the employment agreement of the Holder; provided, however, that if that Holder has no employment agreement or such term is not defined in the employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, ill the opinion of the Corporation, the Holder is unable to continue performing the duties the Holder performed before such impairment and that impairment or condition is cited by the Corporation as the reason for termination of the Holder's employment.

         Leave of Absence. With respect to an Award, the Committee may, in its sole discretion, determine that any Holder who is on leave of absence for any reason will be considered to still be in the employ of the Corporation.

         Transferability of Awards. An Award requiring exercise shall be exercisable during a Holder's lifetime only by that Holder or by that Holder's guardian or legal representative. An Award shall not be transferrable other than by will or the laws of descent and distribution.

6.8 Rights as a Stockholder. A Holder shall have no right as a stockholder with respect to any shares covered by a Stock Appreciation Right.

         Restructure. If a Restructure should occur, at the option of the Committee, the Corporation may (but shall not be required to) take anyone or more of the following actions:

         (a) accelerate in whole or in part the time of the vesting and exercisability of anyone or more of the outstanding Stock Appreciation Rights so as to provide that those Stock Appreciation Rights and Options shall be exercisable before, upon, or after the completion of the Restructure;

         (b) if the Restructure does not result in the survival of the Corporation, cause the surviving entity to assume in whole or in part anyone or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable; or

         (c) redeem in whole or in part anyone or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in the Section governing the particular form of Award, in an amount equal to the excess of (A) the Fair Market Value, determined as of a date immediately preceding the completion of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (B) the SAR Exercise Price of the number of shares of Stock.

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          The Corporation shall promptly notify each affected Holder of any election or action taken by the Corporation under this Paragraph 6.9. In the event of any election or action taken by the Corporation pursuant to this Paragraph 6.9 that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee. The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Corporation and the Committee under this Paragraph 6.9, including, without limitation, any redemption of an Award as of the completion of a Restructure. Any cash payment to be made by the Corporation pursuant to this Paragraph 6.9 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the completion of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the completion.

                                   SECTION 7.
                                     GENERAL

7.1 Duration. No Awards may be granted hereunder after the date that is ten years from the date this Plan is approved by the Board of Directors.

7.2 Amendment. The Board of Directors may, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

         Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Awards shall be used for general corporate purposes.

         Right of the Corporation and Subsidiaries to Terminate Employment. Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the Holder's employment any time.

7.5 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance

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
         coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

7.6 Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Employees. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

7.7 Exclusion From Pension and Profit-Sharing Compensation. By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

         Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to the Holder's legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         Unfunded Plan. Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.

         No Guarantee of Interests. Neither the Committee nor the corporation guarantees the Stock of the Corporation from loss or depreciation.

         Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries; provided, however, the Corporation or a Subsidiary may

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
         recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Corporation to enforce its rights under this Plan.


         Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the of the date on which it is personally delivered or, if earlier (only for notices to Holders), on the third Business Day after it is deposited in the United States mail, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith, whether such notice is actually received or not. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or the Holder had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and the Holder's address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

         Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

         Successors. The Plan shall be binding upon the Holder, the Holder's legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

         Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law.

         IN WITNESS WHEREOF, Texas United Bancshares, Inc., acting by and through its officer hereunto duly authorized, has executed this instrument and certifies that its Effective Date is the 28 day of July, 1998.

                                              TEXAS UNITED BANCSHARES, INC.


                                              By: /s/ L. Don Stricklin
                                                 ------------------------------
                                                 Chief Executive Officer

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